Exhibit 99.1
FOR IMMEDIATE RELEASE
AdStar to use Nokia’s S60 Platform to Trial End-to-End
Advertising Service for Mobile Online Publishers
Industry leaders to test system for delivering advertising to mobile phones and devices
MARINA DEL REY, Calif. — February 13, 2007 — AdStar, Inc. (NASDAQ: ADST) today announced plans to use Nokia’s S60 software platform to trial an end-to-end “private label” advertising service that will enable the delivery of advertising to mobile phones and devices. AdStar will integrate Nokia’s mobile technologies into its ad management services, which will be enhanced for mobile distribution. This collaboration, which brings together the leader in ad management services with the world leader in mobile communications, will result in a private-label service for various media channels including, but not limited to, newspaper publishers. The trial is projected to begin in the second quarter of 2007 in select markets.
AdStar has been providing advertising solutions for publishers and advertisers since 1986. The company’s Web-based Ad Sales solution powers transaction services for more than 100 of the nation’s largest newspapers, as well as several international online ad listing services specializing in automotive, employment and real estate classifieds. AdStar’s ad management solutions will now include the growing mobile advertising market, providing media and advertisers the technology infrastructure to target local consumers through their mobile devices.
“The combination of our ad management technology and local advertising expertise with Nokia’s global mobile leadership will allow us to provide advertisers, publishers and other media outlets with a powerful solution for mobile advertising,” said Leslie Bernhard, president and chief executive officer of AdStar, Inc. “From this trial, we will learn about the trends of mobilization for local, relevant advertising, and be able to provide publishers, for example, with a comprehensive multi-media solution that will extend revenue opportunities beyond print and online advertising and subscription sales.”
The trial service will not be limited to Nokia devices, and both companies intend the service to support service providers and publishers that have their own advertising sales forces. The trial will test a variety of performance-based, local advertising methods, including pay-per-click, pay-per-call and pay-per-coupon from either a graphically rich display advertisement to simple text links.
“Both companies recognize the evolution of the mobile advertising market as an important area that needs to be studied to ensure that mobile advertising is treated as relevant, value-added content to the end-user,” added Matthew Snyder, Head of Business Development, Nokia Multimedia. “The trials will allow AdStar to better understand user acceptance of local, relevant advertising, as well as to qualify new business opportunities for the local advertising sales teams with performance-based advertising.”

About AdStar, Inc.
AdStar, Inc. (Nasdaq: ADST — News) is the leading provider of e-commerce transaction software and services for the advertising and publishing industries. AdStar’s proprietary suite of e-commerce services includes remote ad entry software and web-based ad transaction services, as well as payment processing and content processing solutions provided by its Edgil Associates subsidiary, the industry’s largest supplier of automated payment processing services. AdStar’s ad transaction infrastructure powers classified ad sales for more than 100 of the largest newspapers in the United States and a growing number of other online and print media companies. EdgCapture, Edgil’s automated payment process solution, is currently employed by call centers at more than 100 of the nation’s leading newspaper and magazines. AdStar is headquartered in Marina del Rey, Calif., and its Edgil office is located in Billerica, Mass. For additional information about AdStar, Inc., visit www.adstar.com.
Forward Looking Statements
This release contains forward-looking statements concerning the business and products of the company. Actual results may differ from those projected or implied by such forward-looking statements depending on a number of risks and uncertainties including, but not limited to, the following: historical business has already matured, new online business is unproven and may not generate expected revenues, and Internet security risks. Other risks inherent in the business of the company are described in Securities and Exchange Commission filings, including the company’s annual report on Form 10-KSB. The company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.
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